Exhibit 99.1

Intellinetics, Inc. Secures PPP Financing

Receives $838,700 in Cash

COLUMBUS, Ohio, April 20, 2020 (GLOBE NEWSWIRE) – Intellinetics, Inc., (OTCQB: INLX) a cloud-based document solutions provider, announced it entered into an unsecured promissory note under the Paycheck Protection Program (the “PPP”), with a principal amount of $838,700.  The PPP was established under the recently congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”).

The term of the PPP loan is two years. The interest rate on each PPP loan is 1.0% per annum, which shall be deferred for the first six months of the term of the loan. After the initial six-month deferral period, the loan requires monthly payments of principal and interest until maturity with respect to any portion the PPP loan which is not forgiven.  Under the terms of the CARES Act, PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs and the maintenance of employee and compensation levels.

“We’re pleased to have been able to secure this funding,” stated James F. DeSocio, President & CEO of Intellinetics. “We currently have a backlog of work that part of our business is unable to process during the current stay-at-home order. We’re looking forward to bringing our full team back and getting to work. Securing the PPP funding gives us extra confidence and ability to restart and hit the ground running.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options.

For additional information, please visit www.intellinetics.com.

Cautionary Statement Regarding Intellinetics, Inc.

Statements in this press release which are not purely historical, including statements regarding future momentum; revenues; workforce size; execution of Intellinetics’ business plan, strategy, direction and focus; the ability to receive PPP forgiveness; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future revenue and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com